UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2024

Shockwave Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38829	27-0494101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5403 Betsy Ross Drive

Santa Clara, California 95054

(Address of Principal Executive Offices) (Zip Code)

(510) 279-4262

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SWAV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2024, Shockwave Medical, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger with Johnson & Johnson, a New Jersey corporation (“Parent”), and Sweep Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

In connection with the proposed acquisition and at the request of Parent, the Company entered into a retention agreement (the “Retention Agreement”) with Isaac Zacharias, President and Chief Commercial Officer of the Company, on April 4, 2024. The Retention Agreement modifies certain provisions of Mr. Zacharias’s Amended and Restated Separation Pay Agreement with the Company (the “Separation Pay Agreement”).

The Retention Agreement provides that from the closing of the Merger (the “Closing”) through the first anniversary of the Closing (the “Retention Date”), Mr. Zacharias’s title will be President, Shockwave Medical, reporting to the Global Head of Heart Recovery, MedTech, of Parent.

Pursuant to the Retention Agreement, Mr. Zacharias is entitled to a retention opportunity equal to $2,100,000 payable on the Retention Date, subject to Mr. Zacharias’s continued employment with the Company, Parent or their affiliates through the Retention Date.

Notwithstanding the foregoing, if Mr. Zacharias’s employment is terminated prior to the Retention Date other than for Cause (as defined in the Separation Pay Agreement), due to Mr. Zacharias’s death or disability, or if Mr. Zacharias resigns for Good Reason (as defined in the Separation Pay Agreement and modified by the Retention Agreement), then Mr. Zacharias will be entitled to receive the sum of (i) the salary continuation and COBRA continuation benefits payable under the Separation Pay Agreement and (ii) $1,251,924, which sum is equal to $2,100,000, subject to Mr. Zacharias’s execution and non-revocation of a release of claims.

The Retention Agreement also provides that during the 12 months following the Closing, Mr. Zacharias will continue to receive at least the same base salary as he received immediately prior to the Closing and be eligible for at least the same target cash bonus opportunity as he was eligible for immediately prior to the Closing.

Following the Retention Date, Mr. Zacharias will not be entitled to any severance or separation payments or benefits under the Separation Pay Agreement and, if he remains employed by Parent and its affiliates, Mr. Zacharias will be eligible for severance benefits under the applicable severance policy of Parent or its affiliates.

The foregoing description of the Retention Agreement is not complete and is qualified in its entirety by reference to the complete text of the Retention Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Retention Agreement, dated as of April 4, 2024, between Shockwave Medical, Inc. and Isaac Zacharias.

104	The cover page on this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOCKWAVE MEDICAL, INC.

Date: April 9, 2024	By:	/s/ Renee Gaeta
Renee Gaeta
Chief Financial Officer